KPMG LLP
                                  1000 Walnut
                                   Suite 1600
                             Kansas City, MD 64106

                                                          EXHIBIT 23


                        Independent Accountants' Consent


Board of Directors
First Kansas Financial Corporation:


We consent to the incorporation by reference in the Registration Statements (No. 333-81667 and No. 333- 81699) on Form S-8 of First Kansas Financial Corporation and subsidiary of our report dated January 31, 2003 relating to the consolidated balance sheets of First Kansas Financial Corporation and subsidiary as of December 31, 2002 and 2001 and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for the years then ended, which report is incorporated by reference in the December 31, 2002 annual report on Form 10-KSB of First Kansas Financial Corporation and subsidiary.


                                                 /s/ KPMG LLP
                                                 ---------------------
                                                 KPMG



Kansas City, Missouri
March 12, 2003